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Exhibit 23.3

           [LETTERHEAD OF CAPITAL RESOURCES GROUP, INC. APPEARS HERE]


                                                              March 17, 1997


Board of Directors
Goshen Savings Bank
1 South Church Street
Goshen, New York 10924


Dear Board Members:

         We hereby consent to the use of our firm's name Capital Resources Group, Inc. ("CRG") in the Application for Approval of Conversion filed by Goshen Savings Bank for permission to convert to a capital stock savings bank and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Goshen Savings Bank provided by CRG. We also consent to the use of our firm's name and references to our Report in the Form S-1 Registration Statement filed by GSB Financial Corporation.

                                                   Very truly yours,

                                                   /s/ Michael B. Seiler
                                                   ---------------------------
                                                   Michael B. Seiler
                                                   Senior Vice President